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Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-30963) of PLATO Learning, Inc. of our report dated September 30, 2002 relating to the financial statements of the PLATO Learning, Inc. Savings/Retirement Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
October 22, 2002